CONSENT OF ARTHUR ANDERSEN LLP

Poore Brothers, Inc.

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 4, 2000 and February 18, 1999 included (or incorporated by reference) in Poore Brothers' Form 10-KSB for the years ended December 31, 1999 and 1998 and to all references to our Firm included in this Registration Statement.


                                      /s/ ARTHUR ANDERSEN LLP

October 23, 2000